                                         Filed pursuant to Rule 424(b)(3)
                                         SEC File No. 333-63099
                                         Prospectus Supplement to the Prospectus
                                         Dated November 12, 1998

PROSPECTUS SUPPLEMENT
---------------------

                          FIRST PLACE FINANCIAL CORP.

                         90,827 PARTICIPATION INTERESTS
              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF WARREN
                              401(K) SAVINGS PLAN

     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in First Federal Savings and Loan Association of Warren 401(k) Savings Plan (the "Plan") of participation interests and shares of common stock, par value $.01 per share (the "Common Stock") of First Place Financial Corp. (the "Holding Company"), as set forth herein.

     In connection with the proposed conversion of First Federal Savings and Loan Association of Warren (the "Association") from a mutual savings and loan association to a stock savings and loan association (the "Conversion"), the Plan has been amended to permit the investment of Plan assets in Common Stock of the Holding Company. The amended Plan will permit Participants to direct the trustee of the Plan (the "Trustee") to invest in Common Stock with amounts in the Plan attributable to such Participants. Such investments in Common Stock would be made by means of the First Place Financial Corp. Stock Fund (the "Employer Stock Fund"). Based upon the value of the Plan assets at June 30, 1998, 90,827 shares of Common Stock could be purchased with Plan assets (assuming a purchase price of $10.00 per share). This Prospectus Supplement relates to the initial election of Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund in connection with the Conversion and also to elections by Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Conversion.

     The Prospectus dated November 12, 1998 of the Holding Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Association. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus and should be retained for future reference. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum purchase limitations set forth in the Plan of Conversion. See "The ConversionLimitations on Common Stock Purchases" in the Prospectus.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE ASSOCIATION. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.


          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 12, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ASSOCIATION OR THE PLAN. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ASSOCIATION OR THE PLAN SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

THE OFFERING...............................................  S-4
  Securities Offered.......................................  S-4
  Election to Purchase Common Stock in the Conversion......  S-4
  Value of Participation Interests.........................  S-4
  Method of Directing Transfer.............................  S-4
  Time for Directing Transfer..............................  S-4
  Irrevocability of Transfer Direction.....................  S-5
  Direction to Purchase Common Stock After the Conversion..  S-5
  Purchase Price of Common Stock...........................  S-5
  Nature of a Participant's Interest in the Common Stock...  S-5
  Voting and Tender Rights of Common Stock.................  S-5
DESCRIPTION OF THE PLAN....................................  S-6
  Introduction.............................................  S-6
  Eligibility and Participation............................  S-6
  Contributions Under the Plan.............................  S-7
  Limitations on Contributions.............................  S-7
  Investment of Contributions..............................  S-9
  Benefits Under the Plan.................................. S-11
  Withdrawals and Distributions From the Plan.............. S-11
  Administration of the Plan............................... S-12
  Reports to Plan Participants............................. S-12
  Plan Administrator....................................... S-12
  Amendment and Termination................................ S-12
  Merger, Consolidation or Transfer........................ S-12
  Federal Income Tax Consequences.......................... S-13
  ERISA and Other Qualification............................ S-14
  Restrictions on Resale................................... S-14
  SEC Reporting and Short-Swing Profit Liability........... S-15
LEGAL OPINIONS............................................. S-15


                                  THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan.   Up
to 90,827 shares (assuming the actual purchase price is $10.00 per share) of Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Holding Company is the issuer of the Common Stock. Only employees of the Association (hereinafter referred to as the "Employer") may participate in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Participant's investment in units in the Employer Stock Fund in the Conversion is subject to the priority set forth in the Plan of Conversion.

     Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Association is contained in the attached Prospectus. The address of the principal executive office of the Association is 185 East Market Street, Warren, Ohio 44482. The Association's telephone number is (330) 373-1221.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Association's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to an investment fund that will invest in Common Stock (the Employer Stock Fund) and, to the extent shares are available, to use such funds to purchase Common Stock issued in connection with the Conversion, and to purchase Common Stock in the open market. If there is not enough Common Stock available in the Conversion to fill all subscriptions, the Common Stock would be apportioned and the Plan may not be able to purchase all of the Common Stock requested by the Participants. In such case, the amount that is not invested in the Employer Stock Fund will be reallocated to the Strong Money Market Fund. The ability of each Participant to invest in the Employer Stock Fund in the Conversion pursuant to directions to transfer all or a portion of their beneficial assets in the Plan will be based on such Participant's status as an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member pursuant to the Plan of Conversion, the subscription priorities set forth in the Plan of Conversion and the availability of Common Stock. The Trustee of the Plan will follow the Participants' directions. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant on the attached Investment Form and in the telephone response system.

VALUE OF PARTICIPATION INTERESTS

     The market value of the assets of the Plan as of June 30, 1998, was $908,275 and each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the past contributions to the Plan by the Employers and the Participants and any earnings or losses thereon, less previous withdrawals. The assets of the Plan are valued on a daily basis and each Participant can obtain the value of his or her beneficial interest in the Plan on a continual basis via the telephone response system at (800) 544-6278.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is a form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part (in multiples of not less than 1%) of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund being established in connection with the Conversion, he or she should indicate that decision in part 2 of the Investment Form. In addition, a Participant must revise their investment allocations through the telephone response system at (800) 544-6278. Specific instructions on how to reallocate through the telephone response system are available from the Human Resources Department, (330) 373-1221. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     Participants must submit directions to transfer amounts to the Employer Stock Fund which will purchase Common Stock issued in connection with the Conversion between December 9, 1998 and 12:00 Noon, Eastern Time, on December 15, 1998. The Investment Form should be returned to the Association's Human Resources Department and the reallocation through the telephone response system must be completed by 12:00 Noon, Eastern Time, December 15, 1998.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the reinvestment of their accounts ("Accounts") after the Conversion under the Plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

     After the Conversion, a Participant shall be able to direct that a certain percentage (in multiples of not less than 1%) of the net value of such Participant's interests in the trust fund established for the Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be made on a daily basis using the Plan's telephone response system. Special restrictions apply to transfers directed by those Participants who are officers, directors and principal shareholders of the Association who are subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934
Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price to be paid by the Trust Fund for such shares of Common Stock will be the same price as is paid by all persons who purchase shares of Common Stock in the Conversion.

     Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Earnings, e.g., gains and losses, are allocated to the Account of a Participant based on units in the Employer Stock Fund held by the Participants. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust Fund as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. In the event of a tender offer for Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the

Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.


                            DESCRIPTION OF THE PLAN

INTRODUCTION

     The Plan was established effective January 1, 1993 as First Federal Savings
and Loan Association of Warren 401(k) Savings Plan (the "Plan").   The Plan is a
cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the Plan, as amended, is qualified under Section 401(a) of the Code, and that its related trust(s) are qualified under Section 501(a) of the Code.

     The Association intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Association will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act.  The Plan is an "individual
     ---------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE ASSOCIATION. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE ASSOCIATION OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan.  The following statements are summaries of
     ------------------------------
certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, R. Patrick Wilkinson, First Federal Savings and Loan Association of Warren, 185 East Market Street, Warren, Ohio 44482. The Plan Administrator's telephone number is (333) 373-1221. Each employee is urged to read carefully the full text of the Plan.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Employer is eligible to participate in the Plan as soon as the employee reaches age 21 and completes one year of service with the Employer. Employees covered by a collective bargaining agreement which does not expressly provide for their coverage under the Plan and certain nonresident aliens are not eligible to participate in the Plan.

     As of June 30, 1998, there were approximately 155 employees eligible to participate in the Plan, and 114 employees had elected to participate in the Plan.

CONTRIBUTIONS UNDER THE PLAN

     401(k) Plan Contributions.  Each Participant in the Plan is permitted to
     -------------------------
elect to reduce such Participant's Compensation (as defined below) pursuant to a "salary reduction election" by an amount not to exceed the limitation on contributions permitted by the Plan and the Code and have that amount contributed to the Plan on such Participant's behalf. Such amounts ("Elective Contributions") are credited to the Participant's Elective Account. See "Limitations on Contributions" below. For purposes of the Plan, "Compensation" means the compensation receivable by an Employee from the Employer for the calendar year prior to any reductions pursuant to the salary reduction election. Compensation includes salary, Elective Contributions, wages, overtime, commissions, bonuses and wage continuation payments to an employee who is absent due to an illness or disability of a short-term nature. "Compensation" does not include expense allowances, severance pay, fees, contributions other than Elective Contributions made to the Plan and contributions made by the Employer to any other pension, insurance welfare or other employee benefit plan. As of January 1, 1998, the annual compensation of each Participant taken into account under the Plan is limited to $160,000 (adjusted for increases in the cost of living as permitted by the Code). Generally, a Participant may elect to modify the amount contributed to the Plan under such participant's salary reduction election not more often than twice each year by providing written notice to the Plan Administrator within a reasonable time before commencement of the first day of the payroll period for which the modification is to become effective. However, special restrictions apply to persons subject to Section 16 of the 1934 Act. Elective Contributions are transferred by the Employer to the Trustee of the Plan.

     Notwithstanding the preceding, a Participant who receives a hardship distribution under the terms of the Plan may not be eligible to make additional contributions under a salary reduction election or have matching contributions made on his behalf for a period of twelve (12) months after the receipt of the hardship distribution.

     Employer Contributions.  The Employer contributes to the Plan for each Plan
     ----------------------
Year a percentage of the Participant's Elective Contributions, between 0% and 4% of the Participant's Compensation for the Plan Year. Such amounts are credited to his or her Participant's Account. After the Conversion, at the discretion of the Association, the Employer contributions may be credited to the Participant's Account in First Federal Savings and Loan Association of Warren Employee Stock Ownership Plan. The amount of the Employer Matching Contribution is subject, however, to approval by the Board of Directors of the Association and is not guaranteed for any period in the future. At its discretion, the Employer may make an additional contribution to the Plan as of the end of the Plan Year in an amount determined by the Employer for the purpose of ensuring that the Plan complies with Section 401(k) of the Code. Such amounts are credited to Participants' Elective Accounts based on each Participant's compensation. Such special contributions may be made only to the accounts of non-highly compensated employees.

LIMITATIONS ON CONTRIBUTIONS

     Limitations on Annual Additions and Benefits.  Pursuant to the requirements
     --------------------------------------------
of the Code, the Plan provides that the amount of contributions allocated to each Participant's Elective Account and Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's (S)415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's (S)415 Compensation is a Participant's Compensation, excluding any Employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Association from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

     (i) Any excess amount in the Participant's Account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (ii)  If an excess amount still exists, and the Participant is not covered
                                                                   ---
by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (iii) If a suspense account is in existence at any time during the Limitation Year, it will not share in any earnings or losses of the Trust Fund.

     Limitation on 401(k) Plan Contributions.  The annual amount of deferred
     ---------------------------------------
Compensation under a salary reduction election of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees.
     -----------------------------------------------------------------
Sections 401(k) and 401(m) of the Code limit the amount of Deferred Compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of Deferred Compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the Participant's Elective Account by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary employee and employer matching contributions credited to the Participant's Account and Participant's Elective Account by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of
(i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who (1) was a five percent owner of the Employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $80,000 and, if the Employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1998. Such amounts are adjusted annually to reflect increases in the cost of living.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess aggregate contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the following Plan Year.

     Top-Heavy Plan Requirements.  If for any Plan Year the Plan is a Top-Heavy
     ---------------------------
Plan (as defined below), then (i) the Association may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Association.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Association having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Association, (3) a 5% owner of the Association, (i.e., owns directly or indirectly more than 5% of the outstanding stock of the Association, or stock possessing more than 5% of the total combined voting power of all stock of the Association) or (4) a 1% owner of the Association having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 1998.

INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participants' Accounts under the Plan are held in the Trust Fund which is administered by the Trustee appointed by the Association's Board of Trustees.

     Prior to the effective date of the Conversion, the Accounts of a Participant held in the Trust Fund have been invested by the Trustee at the direction of the Participant in the following funds:

     a.   Strong Discovery Fund
     b.   Strong Government Securities Fund
     c.   Strong Corporate Bond Fund
     d.   Strong International Stock Fund
     e.   Strong Asset Allocation Fund
     f.   Strong Money Market Fund
     g.   Strong Opportunity Fund
     h.   Strong Short Term Bond Fund
     i.   Strong Total Return Fund
     j.   Aim Constellation Fund
     k.   Aim Global Aggressive Growth A
     l.   Aim Value A

     The Plan, as amended effective November 1, 1998, now provides that in addition to the funds specified above, a Participant who is employed by the Association may direct the Trustee to invest all or a portion of his Participant's Elective Account and Participant's Account in the Employer Stock Fund.

     Once in any calendar quarter a Participant may elect (in increments of 1%), to have both past and future contributions and additions to the Participant's Elective Account invested either in the Employer Stock Fund or among such other funds. Participants may also elect to have past contributions to their Participant's Accounts invested in either the Employer Stock Fund or among such other funds. Participant's Accounts may be invested in Employer Stock under the proposed terms of First Federal Savings and Loan Association of Warren Employee Stock Ownership Plan being implemented by the Association. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be made on a daily basis through the telephone response system. Because investment allocations only are required to be made in increments of 1%, Participants can invest their Accounts in each of the thirteen available investment funds.

     A Participant who receives a loan from the Plan has a separate account established under the Plan. The amount of the loan is obtained from the Investment Accounts in which the Borrower's accounts are invested on a pro-rata basis according to the terms of the Plan. The balance of a Participant's loan account represents the unpaid principal and interest (if any) of such participant's loan from the Plan. Repayments of principal and payments of interest on loans are invested by the Trustee in the same manner as if the repayment were a contribution.

     The Participants interest in the Employer Stock Fund consists of units whose value is related to a pro rata portion of the net asset value ("NAV") of the Employer Stock Fund. The NAV is determined daily and all realized and unrealized gains, dividends, and expenses are used to calculate the NAV. For purposes of such valuation, all assets of the Trust are valued at their fair market value.

     A.  Previous Funds.
         --------------

     Prior to November 1, 1998, contributions under the Plan were invested in the twelve funds specified above. The annual percentage return on these funds for the prior three years was:

                                                                             1997          1996           1995
                                                                         ------------  ------------  ---------------

a.  Strong Discovery Fund                                                      10.85%         1.49%           34.83%
b.  Strong Government Securities Fund                                           9.05          2.82            19.90
c.  Strong Corporate Bond Fund                                                 11.88          5.53            25.38
d.  Strong International Stock Fund                                           (14.20)         8.19             7.82
e.  Strong Asset Allocation Fund                                               16.67         10.45            21.96
f.  Strong Money Market Fund                                                    5.38          5.14             5.79
g.  Strong Opportunity Fund                                                    23.45         18.14            27.27
h.  Strong Short Term Bond Fund                                                 7.16          6.76            11.99
i.  Strong Total Return Fund                                                   24.17         14.07            27.00
j.  Aim Constellation Fund                                                     12.92         16.27            35.45
k.  Aim Global Aggressive Growth A                                             12.24         14.34            41.51
l.  Aim Value A                                                                23.95         14.52            34.85

     B.  The Employer Stock Fund.
         -----------------------

     The Employer Stock Fund will consist of investments in Common Stock made on
and after the consummation of the Conversion.   Each Participant's proportionate
undivided beneficial interest in the Employer Stock Fund is measured by units. Each day a unit value will be calculated by determining the market value of the Common Stock actually held and adding to that any cash held by the Trustee.
This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund.

     On the occasion of the payment of a cash dividend, the unit value will be determined before the dividend is distributed. The Trustee may use the dividend to purchase additional shares of Common Stock, thereby increasing the total value of the Employer Stock Fund, and the value of each unit. The Board of Directors of the Holding Company may consider a policy of paying cash dividends on the Common Stock in the future; however, no decision as to the amount or timing of cash dividends, if any, has been made. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund to purchase shares of Common Stock of the Association. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the Trustee. Therefore, although Participants' accounts will not be directly adjusted for such fees, the market value of their accounts will be reduced.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Holding Company and the Association and market conditions for the Common Stock generally. See "Market for the Common Stock" in the Prospectus.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     Vesting.  A Participant, at all times, has a fully vested, nonforfeitable
     -------
interest in his Participant's Elective Account and the earnings thereon under the Plan. A Participant vests in his Participant's Account under the Plan according to the following schedule:

          Period of Service    Vested Percentage
          -----------------    -----------------

          Less than 5 years               0%
          5 years or more               100%

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE ASSOCIATION.

     Withdrawals Prior to Termination of Employment.  Subject to the hardship
     ----------------------------------------------
distribution rules under the Plan, a Participant may withdraw all or a portion of his (i) Participant's Elective Account and (ii) the vested interest in his Participant's Account. The hardship distribution requirements ensure that Participants have a true financial need before a withdrawal may be made.

     A Participant may make a withdrawal from his Participant's Elective Account and Participant's Account after he turns 59 1/2. A Participant after attaining age 59 1/2 may withdraw contributions to his Account, contributions to the vested portion of his Participant's Account at any time. However, such withdrawals may not be made more often than two times during any Plan Year.

     Distribution Upon Retirement, Disability or Termination of Employment.
     ---------------------------------------------------------------------
Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment as soon as administratively feasible after such termination of employment if the vested value of the Participant's Account is $3,500 or less. If the vested portion of the Participant's Account balance is greater than $3,500, the Participant may request a distribution (subject to the minimum distribution rules) in a lump sum payment: (a) as soon as administratively possible after termination, (b) as of any Valuation Date up to 13 months after termination or (c) as of the date the Participant attains normal retirement age. At the request of the Participant, the distribution may include an in kind distribution of Common Stock of the Holding Company equal to the number of shares that can be purchased with the Participant's balance in the Employer Stock Fund. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the latest of the
Participant's:  (i) termination of employment; (ii) the attainment of age 65 or
(iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant elects to receive an earlier distribution.

     Distribution upon Death.  A Participant who dies prior to the benefit
     -----------------------
commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum as soon as administratively possible following the date of his death, unless the Participant elected prior to his death or the beneficiary so elects within 90 days of the Participant's death, to receive such distribution in a lump sum payment as of any Valuation Date which occurs within one year of the Participant's death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock in the same manner described above as to a Participant with a surviving spouse.

     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA.

     Trustees.  The Trustees are appointed by the Employer to serve at its
     --------
pleasure. The current Trustees of the Plan are Steven R. Lewis, R. Patrick Wilkinson and Robert S. McGeough.

     The Trustees receive, hold and invest the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustees are responsible for investment of the assets of the Trust Fund.

REPORTS TO PLAN PARTICIPANTS

     The Administrator (as defined below) will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such participant's Account for that period, and (iii) the adjustments to such participant's Account to reflect earnings or losses (if any). Account balance information is updated and available on a daily basis using the telephone response system at (800) 544-6278.

PLAN ADMINISTRATOR

     Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Association (the "Administrator"). Currently, the Administrator is R. Patrick Wilkinson. The address and telephone number of the Administrator is c/o 185 East Market Street, Warren, Ohio 44482; (330) 373-1221. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     It is the intention of the Association to continue the Plan indefinitely. Nevertheless, the Association may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his Accounts. The Association reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries or estates; provided, however, that the Association may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust Fund assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Association expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code.
Following such an amendment, the Association will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and the Association may be denied certain deductions taken with respect to the Plan.

     Lump Sum Distribution.  A distribution from the Plan to a Participant or
     ---------------------
the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Association. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Association which is included in such distribution.

     Averaging Rules.  The portion of the total taxable amount of a Lump Sum
     ---------------
Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Association (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employers), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution.  If a Lump Sum Distribution
     ----------------------------------------------
includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost or other basis of the securities to the Trust. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions:  Rollovers and Direct Transfers to Another Qualified Plan or
     ---------------------------------------------------------------------------
to an IRA.  Pursuant to a change in the law, effective January 1, 1993,
----------
virtually all distributions from the Plan may be rolled over to another Qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to an mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lines of the Participant and his or her designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA AND OTHER QUALIFICATION

     As noted above, the Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended, and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving a distribution of shares of Common Stock under the Plan who is an "affiliate" of the Association as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Association) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Association may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

     Persons who are not deemed to be "affiliates" of the Association at the
                     ---
time of resale will be free to resell any shares of Common Stock to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Association is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Association. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation.

A person who may be deemed an "affiliate" of the Association at the time of a proposed resale will be permitted to make public resales of the Association's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Association's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Association's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Association is current in filing the reports required of it under the 1934 Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Association's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals. At June 30, 1998, 13.8% of the Plan assets were allocated to executive officers.

     In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Holding Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Holding Company's Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution.

                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Patton Boggs LLP, Washington, D.C., which firm acted as special counsel for the Association in connection with the Association's Conversion from a mutual savings and loan association to a stock savings and loan association.

              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF WARREN
                              401(K) SAVINGS PLAN
                                Investment Form
                                ---------------


Name of Plan Participant:
                          ------------------------------------------------------

Address:
                          ------------------------------------------------------

                          ------------------------------------------------------

Social Security Number:
                          ------------------------------------------------------


     1.  INSTRUCTIONS.  In connection with the proposed Conversion of First
         ------------
Federal Savings and Loan Association of Warren from a mutual savings and loan association to a stock savings and loan association (the "Conversion"), First Federal Savings and Loan Association of Warren 401(k) Savings Plan ("Plan") has been amended to permit participants to direct their current account balances for their Participant's Elective Account and Participant's Account into a new fund: the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of First Place Financial Corp. (the "Common Stock").

     To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than 12:00 Noon, Eastern Time, December 15, 1998. You will also need to change your investment allocations through the telephone response system at (800) 544-6278 by 12:00 Noon, Eastern Time, December 15, 1998. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form or using the telephone response system, please contact the Human Resources Department at (330) 373-1221. If you do not complete and return this form to the Human Resources Department and change your allocation through the telephone response system by 12:00 Noon, Eastern Time, December 15, 1998, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.


     2.   INVESTMENT DIRECTIONS.  I hereby authorize the Plan Administrator to
          ---------------------
direct the Trustee to reinvest the following percentage (in multiples of not less than 1%) of my Elective Account and Participant's Account in the:


     a.   Strong Discovery Fund              ______%
     b.   Strong Government Securities Fund  ______%
     c.   Strong Corporate Bond Fund         ______%
     d.   Strong International Stock Fund    ______%
     e.   Strong Asset Allocation Fund       ______%
     f.   Strong Money Market Fund           ______%
     g.   Strong Opportunity Fund            ______%
     h.   Strong Short Term Bond Fund        ______%
     i.   Strong Total Return Fund           ______%
     j.   Aim Constellation Fund             ______%
     k.   Aim Global Aggressive Growth A     ______%
     l.   Aim Value A                        ______%
     m.   Employer Stock Fund                ______%




NOTE: The total percentage of directed investments stated above may not exceed 100%.

FOR THIS ELECTION TO BECOME EFFECTIVE, YOU MUST COMPLETE THIS INVESTMENT FORM AND REALLOCATE YOUR ACCOUNTS THROUGH THE TELEPHONE RESPONSE SYSTEM. FAILURE TO COMPLETE EITHER OF THESE STEPS WILL RESULT IN NO CHANGE TO YOUR INVESTMENT DIRECTIONS.

3. STATUS. Enter information below for all accounts you had at the Eligibility Record Date (March 31, 1997), the Supplemental Eligibility Record Date (September 30, 1998) and the Voting Record Date (October 31, 1998).





===================================================================
    Account Title
 (Names on Account)       Account Number           Date Opened
---------------------- --------------------- ----------------------

---------------------- --------------------- ----------------------

---------------------- --------------------- ----------------------

---------------------- --------------------- ----------------------

---------------------- --------------------- ----------------------

===================================================================



4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.
I UNDERSTAND THAT FOR MY DIRECTION TO BECOME EFFECTIVE I MUST CHANGE MY INVESTMENT ALLOCATIONS THROUGH THE TELEPHONE RESPONSE SYSTEM PRIOR TO
12:00 Noon, DECEMBER 15, 1998



--------------------------------------   -------------------------------------
Signature of Participant                 Date

-----------------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.



-----------------------------   -----------------------------
Plan Administrator              Date



     THE PARTICIPATION INTERESTS REPRESENTED BY COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR ASSOCIATION. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.